UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
___________

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2010
___________

Northwest Bancorporation, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-24151	91-1574174
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

421 W. Riverside Avenue, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 456-8888
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.  Other Events.

On May 12, 2010, Northwest Bancorporation, Inc. (the "Company") gave written notice to the United States Department of the Treasury that the Company is suspending the payment of regular quarterly cash dividends on the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the "Series A Preferred Stock") and the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the "Series B Preferred Stock").  Under the terms of the Series A Preferred Stock, the Company is required to pay, on a quarterly basis, a dividend rate of 5% per year until February 15, 2014, after which the dividend rate automatically increases to 9%.  Under the terms of the Series B Preferred Stock, the Company is required to pay, on a quarterly basis, a dividend rate of 9% per year.  Dividend payments may be deferred; however, failure to pay dividends for six dividend periods would trigger preferred shareholder board appointment rights.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST BANCORPORATION, INC.
          (Registrant)

      May 14, 2010                                                                  By:    /s/ Randall L. Fewel
               Date                                                                                  Randall L. Fewel
         President and Chief Executive Officer